Exhibit 99.1

Talkspace Announces Third Quarter 2025 Results

3Q 2025 Total revenue grew 25% year-over-year to $59.4 million driven by 42% year-over-year growth in Payor revenue

3Q 2025 Net income of $3.3 million and adjusted EBITDA1 of $5.0 million

3Q 2025 Share repurchases of $8.8 million

NEW YORK, New York - October 30, 2025 – Talkspace, Inc. (“Talkspace” or the “Company”) (NASDAQ: TALK), today reported third quarter 2025 financial results.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Unaudited	Results	% Variance from Prior Year	Results	% Variance from Prior Year
(In thousands unless otherwise noted)
Number of completed Payor sessions during the period	432.2	37%	1,167.3	30%
Number of unique active Payor members during the period	120.6	29%	N/A	N/A

Total revenue	$59,381	25%	$165,873	19%
Costs and operating expenses	$57,183	21%	$166,550	16%
Net income	$3,251	73%	$3,028	*
Adjusted EBITDA (1)	$4,968	111%	$9,206	114%
Cash, cash equivalents and restricted cash at period end	$43,653	—	$43,653	—
Short-term marketable securities at period end	$52,100	—	$52,100	—

(1) Adjusted EBITDA is a non-GAAP financial measure. For a definition of the measure and a reconciliation to the most directly comparable GAAP measure, see “Reconciliation of GAAP Results to Non-GAAP Results.”

* Percentage not meaningful.

Dr. Jon Cohen, CEO of Talkspace, said, “I’m pleased with the work our team accomplished this quarter to drive positive momentum through product enhancements, new marketing strategies, and additional payor partnerships. These efforts helped to deliver record quarterly revenue of $59.4 million, while further accelerating year-over-year growth of payor sessions by 37% and active payor members by 29%. Our focus on broadening our suite of mental health services, particularly through our recently announced acquisition of Wisdo Health, and the progress we have made with our AI initiatives will help to ensure that Talkspace can deliver on our mission of bringing affordable behavioral health access to more members.”

Third Quarter 2025 Key Performance Metrics

•
Revenue increased 25% over the prior-year period to $59.4 million, driven by a 42% year-over-year increase in Payor revenue, partially offset by a 23% year-over-year decline in Consumer revenue.
•
Cost of revenue, excluding depreciation and amortization, increased 35% over the prior-year period to $34.7 million, driven by a higher number of completed Payor sessions.
•
Total costs and operating expenses were $57.2 million, an increase of 21% year-over-year, primarily due to an increase in cost of revenue, excluding depreciation and amortization.
•
Net income was $3.3 million, an increase of 73% over the prior-year period, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.
•
Adjusted EBITDA was $5.0 million, an improvement from $2.4 million adjusted EBITDA in the third quarter of 2024, primarily driven by an increase in revenue, partially offset by an increase in cost of revenue, excluding depreciation and amortization.

Financial Guidance

The following guidance is based on current market conditions and expectations and the information available to the Company today. For 2025 Talkspace has updated its guidance as follows:

•
Revenue to be in the range of $226 million to $230 million (updated from $220 million - $235 million)
•
Adjusted EBITDA to be in the range of $14 million to $16 million (updated from $14 million - $20 million)

Conference Call, Presentation Slides, and Webcast Details

The Third Quarter 2025 earnings conference call and webcast will be held Thursday, October 30, 2025, at 8:30 a.m. E.T. The conference call will be available via audio webcast at investors.talkspace.com and can also be accessed by dialing (888) 596-4144 for U.S. participants, or +1 (646) 968-2525 for international participants, and referencing participant code 9108029. A replay will be available shortly after the call’s completion and remain available for approximately 90 days.

About Talkspace

Talkspace (NASDAQ: TALK) is a leading virtual behavioral healthcare provider committed to helping people lead healthier, happier lives through access to high-quality mental healthcare. At Talkspace, we believe that mental healthcare is core to overall health and should be available to everyone.

Talkspace pioneered the ability to text with a licensed therapist from anywhere and now offers a comprehensive suite of mental health services, including therapy for individuals, teens, and couples, as well as psychiatric treatment and medication management (18+). With Talkspace’s core therapy offerings, members are matched with one of thousands of licensed therapists within days and can engage in live video, audio, or chat sessions, and/or unlimited asynchronous text messaging sessions.

All care offered at Talkspace is delivered through an easy-to-use, fully-encrypted web and mobile platform that meets HIPAA, federal, and state regulatory requirements. Most Americans have access to Talkspace through their health insurance plans, employee assistance programs, our partnerships with leading healthcare companies, or as a free benefit through their employer, school, or government agency.

For more information, visit www.talkspace.com.

For Investors:

ICR Westwicke

TalkspaceIR@westwicke.com

For Media:

John Kim

SKDK

(310) 997-5963

jkim@skdknick.com

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding our financial condition, anticipated financial performance, achieving profitability, business strategy and plans, market opportunity and expansion and objectives of our management for future operations. These forward-looking statements generally are identified by the words “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “intend,” “may,” “might,” “opportunity,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “strategy,” “strive,” “target,” “will,” or “would,” the negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many important factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to: (i) rapid technological change in our industry; (ii) our ability to secure clients' contract renewals; (iii) our ability to maintain and expand our network of therapists, psychiatrists and other providers; (iv) a decline in the prevalence of enterprise-sponsored healthcare or the emergence of new technologies may adversely impact our DTE business; (v) if our or our vendors’ security measures fail or are breached; (vi) changes in healthcare laws, regulations or trends and our ability to operate in the heavily regulated healthcare industry; and (vii) the other factors, risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 12, 2025, subsequent quarterly reports on Form 10-Q and our other documents filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise unless required to do so under applicable law. We do not give any assurance that we will achieve our expectations.

Talkspace, Inc.

Condensed Consolidated Income Statements

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
(in thousands, except percentages, share and per share data)
Revenue:
Payor revenue	$45,512	$32,039	42.1	$123,855	$90,492	36.9
DTE revenue	9,260	9,370	(1.2)	28,246	28,911	(2.3)
Consumer revenue	4,609	5,990	(23.1)	13,772	19,470	(29.3)
Total revenue	59,381	47,399	25.3	165,873	138,873	19.4
Costs and operating expenses:
Cost of revenue, excluding depreciation and amortization	34,741	25,667	35.4	94,447	74,236	27.2
Research and development	1,784	2,298	(22.4)	7,187	8,048	(10.7)
Clinical operations, net	1,638	1,677	(2.3)	5,415	4,802	12.8
Sales and marketing	13,245	12,295	7.7	41,423	38,535	7.5
General and administrative	5,089	5,132	(0.8)	16,024	17,666	(9.3)
Depreciation and amortization	686	231	197.0	2,054	652	215.0
Total costs and operating expenses	57,183	47,300	20.9	166,550	143,939	15.7
Income (loss) from operations	2,198	99	*	(677)	(5,066)	86.6
Financial income, net	(1,078)	(1,701)	(36.6)	(3,929)	(5,123)	(23.3)
Income before income taxes	3,276	1,800	82.0	3,252	57	*
Income tax expense (benefit)	25	(74)	*	224	123	82.1
Net income (loss)	$3,251	$1,874	73.5	$3,028	$(66)	*
Net income (loss) per share:
Basic	$0.02	$0.01	100.0	$0.02	$(0.00)	*
Diluted	$0.02	$0.01	100.0	$0.02	$(0.00)	*
Weighted average shares used to compute net income (loss) per share:
Basic	166,190,495	168,426,349		167,455,607	168,805,882
Diluted	171,462,202	173,753,763		174,009,390	168,805,882

* Percentage not meaningful.

Talkspace, Inc.

Condensed Consolidated Statements of Comprehensive Income

(Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2025	2024	% Change	2025	2024	% Change
(in thousands)
Net income (loss)	$3,251	$1,874	73.5	$3,028	$(66)	*
Other comprehensive income:
Change in unrealized gain on marketable debt securities	42	—	100.0	59	—	100.0
Total other comprehensive income	42	—	100.0	59	—	100.0
Total comprehensive income (loss)	$3,293	$1,874	75.7	$3,087	$(66)	*

* Percentage not meaningful.

Talkspace, Inc.

Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
(in thousands)	Unaudited
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$39,508	$76,692
Restricted cash	4,145	—
Marketable securities	52,100	41,118
Accounts receivable, net	14,927	9,643
Other current assets	3,800	2,729
Total current assets	114,480	130,182
Fixed assets, net	12,728	6,259
Other long-term assets	1,852	2,236
Total assets	$129,060	$138,677
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$9,617	$7,710
Accrued expenses and other current liabilities	6,649	8,031
Deferred revenue	3,112	3,282
Total current liabilities	19,378	19,023
Other long-term liabilities	577	2,259
Total liabilities	19,955	21,282
STOCKHOLDERS’ EQUITY:
Common stock	17	17
Additional paid-in capital	375,235	386,612
Accumulated deficit	(266,208)	(269,236)
Accumulated other comprehensive income	61	2
Total stockholders’ equity	109,105	117,395
Total liabilities and stockholders’ equity	$129,060	$138,677

Talkspace, Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
	2025	2024
(in thousands)
Cash flows from operating activities:
Net income (loss)	$3,028	$(66)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	2,054	652
Accretion of discount on marketable securities	(672)	—
Stock-based compensation	6,529	7,290
Remeasurement of warrant liabilities	(1,077)	(794)
(Increase) decrease in accounts receivable	(5,284)	572
(Increase) decrease in other current assets	(1,071)	2,796
Increase in accounts payable	1,907	2,188
(Decrease) increase in deferred revenue	(170)	438
Decrease in accrued expenses and other current liabilities	(2,082)	(5,220)
Other	(4)	(233)
Net cash provided by operating activities	3,158	7,623
Cash flows from investing activities:
Purchases of marketable securities	(32,655)	—
Proceeds from maturities of marketable securities	22,345	—
Capitalized internal-use software costs	(7,345)	(3,768)
Other	(47)	(69)
Net cash used in investing activities	(17,702)	(3,837)
Cash flows from financing activities:
Proceeds from exercise of stock options	862	1,616
Payments for employee taxes withheld related to vested stock-based awards	(2,154)	(2,312)
Repurchase of common stock for retirement	(17,203)	(8,004)
Net cash used in financing activities	(18,495)	(8,700)

Net decrease in cash, cash equivalents and restricted cash	(33,039)	(4,914)
Cash, cash equivalents and restricted cash at beginning of the period	76,692	123,908
Cash, cash equivalents and restricted cash at end of the period	$43,653	$118,994

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we believe adjusted EBITDA, a non-GAAP measure, is useful in evaluating our operating performance, and our management uses it as a key performance measure to assess our operating performance. Because adjusted EBITDA facilitates internal comparisons of our historical operating performance on a more consistent basis, we use this measure for business planning purposes and in evaluating acquisition opportunities. We also use adjusted EBITDA to evaluate our ongoing operations and for internal planning and forecasting purposes. We believe that this non-GAAP financial measure, when taken together with the corresponding GAAP financial measures, provides meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our business, results of operations or outlook. We believe that the use of adjusted EBITDA is helpful to our investors as it is a metric used by management in assessing the health of our business and our operating performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP.

Some of the limitations of adjusted EBITDA include (i) adjusted EBITDA does not necessarily reflect capital commitments to be paid in the future and (ii) although depreciation and amortization are non-cash charges, the underlying assets may need to be replaced and adjusted EBITDA does not reflect these requirements. In evaluating adjusted EBITDA, you should be aware that in the future we will incur expenses similar to the adjustments described herein. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or non-recurring items. Our adjusted EBITDA may not be comparable to similarly titled measures of other companies because they may not calculate adjusted EBITDA in the same manner as we calculate the measure, limiting its usefulness as a comparative measure. Adjusted EBITDA should not be considered as an alternative to income (loss) before income taxes, net income (loss), income (loss) per share, or any other performance measures derived in accordance with U.S. GAAP. When evaluating our performance, you should consider adjusted EBITDA alongside other financial performance measures, including our net income (loss) and other GAAP results.

A reconciliation is provided below for adjusted EBITDA to net income (loss), the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review our financial statements prepared in accordance with GAAP and the reconciliation of our non-GAAP financial measure to its most directly comparable GAAP financial measure, and not to rely on any single financial measure to evaluate our business. We do not provide a forward-looking reconciliation of adjusted EBITDA guidance as the amount and significance of the reconciling items required to develop meaningful comparable GAAP financial measures cannot be estimated at this time without unreasonable efforts. These reconciling items could be meaningful.

Adjusted EBITDA

We calculate adjusted EBITDA as net income (loss) adjusted to exclude (i) depreciation and amortization, (ii) stock-based compensation expense, (iii) financial income, net, (iv) income tax expense (benefit), and (v) certain non-recurring expenses, where applicable.

Talkspace, Inc.

Reconciliation of GAAP Results to Non-GAAP Results

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
(in thousands)
Net income (loss)	$3,251	$1,874	$3,028	$(66)
Add:
Depreciation and amortization	686	231	2,054	652
Stock-based compensation	1,841	1,931	6,529	7,290
Financial income, net	(1,078)	(1,701)	(3,929)	(5,123)
Income tax expense (benefit)	25	(74)	224	123
Non-recurring expenses (1)	243	89	1,300	1,427
Adjusted EBITDA	$4,968	$2,350	$9,206	$4,303

(1) For the three months ended September 30, 2025, non-recurring expenses primarily consisted of acquisition related expenses. For the nine months ended September 30, 2025, non-recurring expenses primarily consisted of severance costs, one-time litigation fees and acquisition related expenses.

For the three and nine months ended September 30, 2024, non-recurring expenses primarily consisted of severance costs related to the departure of key executives of the Company and other related costs.